Exhibit 32

Written Statement of
Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Labcorp Holdings Inc. (the “Company”), each hereby certifies that, to his knowledge on the date hereof:

(a) the Form 10-Q of the Company for the Period Ended September 30, 2026, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ ADAM H. SCHECHTER
Adam H. Schechter
Chief Executive Officer
October 30, 2026

By:	/s/ JULIA A. WANG
Julia A. Wang
Chief Financial Officer
October 30, 2026

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Labcorp Holdings Inc. and will be retained by Labcorp Holdings Inc. and furnished to the Securities and Exchange Commission or its staff upon request.